Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2021 Results

DENVER, August 5, 2021– StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2021.

Second Quarter 2021 Investment Highlights:

•	Invested approximately $17.1 million in four investments

•	Realized proceeds of $81,000 from the call of one investment

•	Realized proceeds from partial paydowns of $3.9 million from five investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

Subsequent to the end of the quarter, the Company invested approximately $5.5 million in three investments and received partial paydowns of $1.8 million.

The estimated annualized yield generated by the invested portfolio as of June 30, 2021 (excluding cash and cash equivalents) was approximately 9.47%.

Second Quarter 2021 Financial Results

Net investment income was $2,638,368 or $0.40 per share, comprised of $4,254,445 gross income and $1,616,077 of expenses. Net Assets at quarter end were $143,350,062. The Company’s Net Asset Value was $21.80 per share, up $0.18 from the prior quarter.

In the second quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on June 28, 2021 to shareholders of record at the close of business on June 21, 2021.

The Company had $53.5 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 27% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $17.1 million in bank-related regulatory relief capital investments. The Company received total proceeds of approximately $4.0 million from the call of one investment and partial paydowns from five investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 5, 2021 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-800-909-4804 for domestic callers or 1-212-231-2906 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 19, 2021. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 21996129. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2021	March 31, 2021
Assets
Investments in securities, at fair value (cost: $243,502,615 and $176,919,203 respectively)	$246,536,217	$178,022,813
Interest and dividends receivable	2,535,516	2,335,288
Foreign cash (cost: $ and $1,300,817 respectively)	-	1,302,222
Cash	196,016	63,110
Unrealized appreciation on forward currency exchange contracts	31,365	204,752
Prepaid assets	797,294	597,289
Total assets	250,096,408	182,525,474

Liabilities
Loan payable	53,500,000	39,000,000
Due to custodian	51,709,512
Investment advisory fee payable	865,565	787,610
Loan interest payable	36,460	35,982
Accrued expenses payable	634,809	631,753
Total liabilities	106,746,346	40,455,345
Net Assets	$143,350,062	$142,070,129

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,575	$6,572
Paid-in-Capital	145,188,957	145,128,467
Total distributable earnings / (loss)	(1,845,470)	(3,064,910)
Net Assets	$143,350,062	$142,070,129

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,575,035	6,572,212
Net asset value per common share	$21.80	$21.62
Market price per share	$22.01	$19.79
Market price premium / (discount) to net asset value per share	0.96%	-8.46%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended June 30, 2021	For The Three Months Ended March 31, 2021
Investment Income
Interest	$3,528,605	$3,299,156
Dividends	653,832	749,851
Origination fee income	32,127	31,977
Other Income (service fees and due diligence fees)	39,881	44,544
Total Investment Income	4,254,445	4,125,528

Expenses
Investment advisory fees	865,565	787,610
Interest expense	299,707	295,817
Directors’ fees	104,197	84,854
Transfer agent, custodian fees and administrator fees	72,364	71,569
Bank administration fees	40,017	39,578
Professional fees	78,451	94,930
ABA marketing and licensing fees	20,789	32,955
Investor relations fees	30,866	30,526
Delaware franchise tax	22,694	22,444
Insurance expense	17,951	17,753
Valuation fees	14,988	14,823
Miscellaneous fees (proxy, rating agency, etc.)	48,488	29,391
Total expenses	1,616,077	1,522,250
Net Investment Income	2,638,368	2,603,278

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	(960,605)	91,458
Net realized gain from forward foreign currency contracts	192,322	1,675,729
Net realized gain / (loss) from foreign currency translations	(711,007)	134,076
Net change in net unrealized appreciation / (depreciation) on investments	2,548,098	(957,630)
Net change in unrealized appreciation / (depreciation) on written options	-	596
Net change in unrealized appreciation / (depreciation) on forward currency contracts	(173,387)	138,261
Net change in unrealized appreciation / (depreciation) on foreign currency translations	183,084	(44,538)
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency translations	1,078,505	1,037,952
Net Increase in Net Assets Resulting From Operations	$3,716,874	$3,641,230

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended June 30, 2021
Per Share Operating Performance
Net Asset Value, beginning of period	$21.62
Net investment income(1)	0.40
Net realized and unrealized gain on investments	0.16
Total from investment operations	0.56

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.80
Per share market value, end of period	$22.01

Total Investment Return (2)
Based on market value	13.2%
Based on net asset value	2.6%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$143.4

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.54%
Expenses after waivers(5)*	4.54%
Net investment income(6)*	7.42%
Portfolio turnover rate **	7%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$53,500
Asset coverage per $1,000 for revolving credit agreement(7)	3,679

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.70%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.40%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.40%.
(6)	Ratio of net investment income to average managed assets equals 5.56%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized